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                                                               Exhibit (a)(1)(B)

           AMENDED AND RESTATED DECLARATION OF TRUST OF DECS TRUST V

   This Amended and Restated Declaration of Trust, dated as of July 14, 1999 (the "Trust Agreement"), by and between Alan Rifkin, as sponsor (the "Sponsor"), Tyler Dickson, as trustee (the "Trustee"), and Donald J. Puglisi, as initial trustee (the "Initial Trustee"), constituting DECS Trust V (the "Trust").

                                  WITNESSETH:

   WHEREAS, the Sponsor and the Initial Trustee have previously entered into a Declaration of Trust dated as of April 22, 1999 (the "Original Agreement"), creating the Trust;

   WHEREAS, the Initial Trustee desires to resign as trustee of the Trust, such resignation to be as of the date hereof.

   NOW, THEREFORE, the parties hereto agree to amend and restate the Original Agreement as provided herein. Upon the execution and delivery of copies hereof by the parties hereto, the Original Agreement will be automatically amended and restated as provided herein.

   1. The trust created hereby shall be known as "DECS Trust V," in which name the Trustee, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

   2. (a) The Initial Trustee hereby resigns as trustee of the Trust, such resignation to be effective as of the date hereof. The Initial Trustee hereby conveys, assigns and transfers to the Trustee, effective as of the date hereof, and to the Trustee's successors and assigns, all the rights, powers and trusts of the Initial Trustee as trustee under and pursuant to the Original Agreement, and all property and money held by the Initial Trustee as trustee under the Original Agreement. The Initial Trustee hereby represents to the Sponsor and the Trustee that, at the time the Trustee's appointment as such becomes effective, the Initial Trustee will hold no monies or other property as trustee under the Original Agreement.

   (b) The Sponsor and the Trustee hereby ratify and approve any and all actions taken by the Initial Trustee on or prior to the date hereof. The Sponsor hereby waives the thirty (30) day notice requirement of Section 5 of the Original Agreement.

   3. The Sponsor has heretofore deposited with the Initial Trustee the sum of $1 (the "Initial Trust Estate") to accept and hold in trust for the Sponsor. The Trustee hereby acknowledges receipt of the Initial Trust Estate in trust. The Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto or in such other form as the Trustee may approve.

   4. The Sponsor and the Trustee will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

   5. This Amended and Restated Declaration of Trust may be executed in one or more counterparts.

   6. The Trustee may resign upon thirty days prior notice to the Sponsor.

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   IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated
Declaration of Trust to be duly executed as of the date first above written.

                                          SPONSOR:

                                                     /s/ Alan Rifkin
                                          _____________________________________
                                                        Alan Rifkin

                                          TRUSTEE:

                                                    /s/ Tyler Dickson
                                          _____________________________________
                                                       Tyler Dickson

                                          INITIAL TRUSTEE:

                                                  /s/ Donald j. Puglisi
                                          _____________________________________
                                                     Donald J. Puglisi

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